                         [WELLS FARGO BANK LETTERHEAD]



                                       February 1, 1996


Christine E. Munson
Vice President of Finance
California Culinary Academy, Inc.
625 Polk Street
San Francisco, CA 94102


Dear Chris:

   This letter is to confirm the changes agreed upon between Wells Fargo Bank, National Association ("Bank") and CALIFORNIA CULINARY ACADEMY, INC. ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of February 1, 1995, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

   1. The Agreement is hereby amended by deleting "February 1, 1996" as the last day on which Bank will made advances under the Line of Credit, and by substituting for said date "February 1, 1997," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto and all other contracts, instruments and documents required by Bank to evidence such change.

   2. The following is hereby added to the Agreement as Paragraph II.4:

      "4. UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee equal to one hundred twenty-five thousandths percent (.125%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a calendar quarter basis by Bank and shall be due and payable by Borrower in arrears on the last day of each calendar quarter."

California Culinary Academy, Inc.
February 1, 1996
Page 2


      3. Paragraph V.9.(a) is hereby deleted in its entirety, and the following substituted therefor:

         "(a) Current Ratio not at any time less than 1.0 to 1.0, with "Current Ratio" defined as total current assets divided by total current liabilities."

      4. Paragraph V.9.(b) is hereby deleted in its entirety, without substitution.

      5. Paragraph V.9.(c) is hereby deleted in its entirety, and the following substituted therefor:

         "(c) Tangible Net Worth not at any time less than $4,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets."

      6. Paragraph V.9.(e) is hereby deleted in its entirety, and the following substituted therefor:

         "(e) Net income after taxes not less than $1.00 on a cumulative quarterly basis, cumulation beginning with the quarter ended December 31, 1995, determined as of each fiscal quarter. Cumulative quarterly basis, cumulation beginning with the quarter ended December 31, 1995 is defined as the quarter ended December 31, 1995 for the period ended December 31, 1995 and March 31, 1996 for the period ended March 31, 1996; the three quarters ended December 31, 1995, March 31, 1996, and June 30, 1996 for the period ended June 30, 1996.

         Net income after taxes not less than $1.00 on a rolling four quarter basis, determined as of each fiscal quarter for the quarter ended September 30, 1996 and thereafter."

      7. The following is hereby added to the Agreement as new Paragraph V.17:

         "17. PLEDGE OF ASSETS. Not mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion

California Culinary Academy, Inc.
February 1, 1996
Page 3


         of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which are existing as of, and disclosed to Bank in writing prior to, the date hereof."

      8. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This letter and the Agreement shall be read together, as one document.

      9. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth herein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

California Culinary Academy, Inc.
February 1, 1996
Page 4


   Your acknowledgment of this letter shall constitute acceptance of the foregoing terms and conditions.


                                       Sincerely,

                                       WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION

                                       By: /s/ STEPHANIE ARNOLD
                                          -------------------------------
                                          Stephanie Arnold
                                          Assistant Vice President


Acknowledged and accepted as of Feb. 1, 1996:


CALIFORNIA CULINARY ACADEMY, INC.


By: /s/ CHRISTINE E. MUNSON
   ------------------------------------

Title: Chief Financial Officer
      ---------------------------------


By: /s/ ALEXANDER M. HEHMEYER
   ------------------------------------

Title: President and CEO
      ---------------------------------

                                        EXHIBIT A


WELLS FARGO BANK                                   REVOLVING LINE OF CREDIT NOTE
- --------------------------------------------------------------------------------

$500,000.00                                            SAN FRANCISCO, CALIFORNIA
                                                                FEBRUARY 1, 1996


   FOR VALUE RECEIVED, the undersigned CALIFORNIA CULINARY ACADEMY, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at SAN FRANCISCO RCBO, 420 MONTGOMERY STREET 1ST FLR, SAN FRANCISCO, CA 94163, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $500,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

   (a) INTEREST. The outstanding principal balance of this Note shall bear interest at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) EQUAL TO the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

   (b) PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the 1ST day of each MONTH, commencing MARCH 1, 1996.

   (c) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

   (d) COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due hereunder by charging Borrower's demand deposit account number 4018-035501 with Bank, or any other demand deposit account maintained by any Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

BORROWING AND REPAYMENT:

   (a) BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on FEBRUARY 1, 1997.

   (b) ADVANCES. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (i) ALEXANDER M. HEHMEYER OR CHRISTINE MUNSON, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

   (c) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

   The occurrence of any of the following shall constitute an "Event of Default" under this Note:

   1. The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

   2. The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its


REVOLVING LINE OF CREDIT NOTE, PAGE 1
debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

   3. The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

   4. Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

   5. Any financial statement provided by any Borrower or Third Party Obligor to Bank proves false.

   6. Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

   7. Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust or other document executed in connection with or securing this Note.

MISCELLANEOUS:

   (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

   (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

   (c) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

   IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


CALIFORNIA CULINARY ACADEMY, INC.


By:
   ------------------------------------

Tile:
     ----------------------------------


By:
   ------------------------------------

Title:
      ---------------------------------



REVOLVING LINE OF CREDIT NOTE, Page 2